UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2013

OCLARO, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-30684	20-1303994
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

2560 Junction Avenue, San Jose, California 95134

(Address of principal executive offices, zip code)

(408) 383-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Sale of Laser Diodes Business

On September 12, 2013, Oclaro Technology Limited, a company incorporated under the laws of England and Wales (“Oclaro Technology”) and a wholly-owned subsidiary of Oclaro, Inc. (the “Company”), entered into a Share and Asset Purchase Agreement (the “Purchase Agreement”) with II-VI Incorporated, a Pennsylvania corporation (“II-VI”) and II-VI Holdings B.V., a Netherland corporation and wholly-owned subsidiary of II-VI (“II-VI B.V.”), whereby Oclaro Technologies sold to II-VI B.V. and certain of its affiliates all of the issued and outstanding shares of capital stock of Oclaro Switzerland GmbH, a limited liability company formed under the laws of the Swiss Confederation, as well as certain assets of the Company and its subsidiaries used in the Company’s laser diodes business (collectively, the “Business,” and such transaction, the “Transaction”). The Transaction was previously approved by the boards of directors of both the Company and II-VI. Consideration for the Transaction consisted of $92.0 million in cash, $6.0 million subject to hold-back by II-VI until December 31, 2014 to address any post-closing adjustments or claims, and $2.0 million subject to a potential post-closing working capital adjustment. In addition, we retained approximately $14.7 million in accounts receivable related to the business and all supplier and employee related payables related to the business other than those amounts included in the Zurich subsidiary.

The Company, Oclaro Technology and II-VI have also entered into a multi-year supply agreement, under which II-VI will provide laser diode products to the Company’s optical amplifier business. Further, the Company and II-VI have entered into certain transition service and manufacturing service agreements to allow the Business to continue operations during the ownership transition.

II-VI and Oclaro each provided customary and reciprocal representations, warranties and covenants in the Purchase Agreement.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Purchase Agreement has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company, II-VI, or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement are made solely for purposes of the agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, II-VI, or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Option for Purchase of Optical Amplifier and Micro-Optics Business

On September 12, 2013, the Company, Oclaro Technology, II-VI and certain of their affiliates entered into an Option Agreement (the “Option Agreement”), whereby the Company and Oclaro Technology granted to II-VI and certain of its affiliates an exclusive option to purchase the Company’s optical amplifier and micro-optics business for $88.0 million in cash. The option, for which II-VI separately paid $5.0 million in cash, will expire if not exercised by II-VI within 30 days. If II-VI exercises the option and purchases the amplifier and micro-optics business, the option price will be applied against the purchase price. If II-VI does not exercise the option, the $5.0 million option payment will be retained by the Company.

The foregoing description of the Option Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the complete text of the Option Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 28, 2013.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The description under the heading “Sale of Laser Diodes Business” under Item 1.01 is incorporated in this Item 2.01 by reference.

Item 2.02 Results of Operations and Financial Condition.

On September 16, 2013, the Company announced its financial results for the fiscal quarter and fiscal year ended June 29, 2013 and posted a related investor presentation on its website, www.oclaro.com. The investor presentation issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1 furnished herewith) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by the Company, Greg Dougherty was named the Company’s chief executive officer effective June 6, 2013. At that time, the Company and Mr. Dougherty agreed in principle to terms of his employment as chief executive officer (the “Offer”), which were to be reflected in a written employment agreement to be entered into between the Company and Mr. Dougherty. On September 11, 2013, the Company and Mr. Dougherty entered into an employment agreement (the “Employment Agreement”) that is materially consistent with the terms of the Offer described in the Company’s Current Report on Form 8-K filed on June 12, 2013, which description is incorporated herein by reference, except that: (i) the Company will grant Mr. Dougherty 800,000 restricted stock units (“RSUs”) rather than 1,000,000 RSUs and (ii) the monthly severance payment in lieu of continuing health and welfare benefits will be $6,000. While the grant of the RSUs will not occur until later this fall, pending approval of an amendment of the Company’s equity incentive plan, the Company’s Board of Directors (the “Board”) and Mr. Dougherty have agreed that the performance goals applicable to the RSUs will be based on the Company’s achievement of certain objectives. In addition, the Board and Mr. Dougherty have agreed that the performance goals applicable to annual cash bonuses will be based on the Company’s achievement of certain objectives and Mr. Dougherty’s achievement of certain individual objectives.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On September 12, 2013, the Company issued a press release announcing that it entered into the Purchase Agreement and Option Agreement. A copy of the Company’s press release announcing the execution of the Agreements is included herein as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information

The following unaudited pro forma consolidated financial statements are based on the consolidated financial statements of Oclaro, Inc., and are adjusted to give effect to the Transaction under the Purchase Agreement. As specified in Article 11 of Regulation S-X, the unaudited pro forma consolidated statements of operations for the fiscal year 2012 and for the nine months ended March 30, 2013 are adjusted to reflect the Transaction as if it occurred on July 3, 2011. The unaudited pro forma consolidated statement of financial position is adjusted to reflect the Transaction as if it occurred on March 30, 2013, the last day of the most recently filed period.

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and, therefore, are not indicative of the operating results and financial position that might have been achieved had the Transaction occurred as of an earlier date, nor are they indicative of operating results and financial position that may occur in the future. The unaudited pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto in the Annual Report on Form 10-K for the fiscal year ended June 30, 2012 and the Quarterly Report on Form 10-Q for the quarter ended March 30, 2013.

OCLARO, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2012

(in thousands, except per share data)

	As Reported	Pro Forma Adjustments (1)	Pro Forma
Revenues	$385,458	$(95,173)	$290,285
Cost of revenues	315,413	(75,532)	239,881

Gross profit	70,045	(19,641)	50,404
Operating expenses:
Research and development	67,003	(10,746)	56,257
Selling, general and administrative	62,541	(6,412)	56,129
Amortization of intangible assets	3,000	(276)	2,724
Restructuring, acquisition and related costs	10,361	(604)	9,757
Flood-related expense, net	2,458	—	2,458
Gain on sale of property and equipment	(11,566)	—	(11,566)

Total operating expenses	133,797	(18,037)	115,760

Operating loss	(63,752)	(1,604)	(65,356)
Other income (expense):			—
Interest expense, net	(1,121)	—	(1,121)
Gain on foreign currency translation	3,116	1,469	4,585
Other income	2,238	—	2,238

Total other income (expense)	4,233	1,469	5,702

Loss before income taxes	(59,519)	135	(59,564)
Income tax provision	6,984	(3,918)	3,066

Net loss	$(66,503)	$3,783	$(62,720)

Net loss per share
Basic	$(1.32)	$0.08	$(1.24)
Diluted	(1.32)	0.08	(1.24)
Shares used in computing net loss per share:
Basic	50,396		50,396
Diluted	50,396		50,396

See accompanying Notes.

OCLARO, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED MARCH 30, 2013

(in thousands, except per share data)

	As Reported	Pro Forma Adjustments (1)	Pro Forma
Revenues	$449,920	$(67,278)	$382,642
Cost of revenues	396,425	(55,002)	341,423

Gross profit	53,495	(12,276)	41,219
Operating expenses:
Research and development	76,752	(6,970)	69,782
Selling, general and administrative	69,778	(4,605)	65,173
Amortization of intangible assets	6,828	(207)	6,621
Restructuring, acquisition and related (gains) costs, net	(7,944)	(336)	(8,280)
Flood-related (income) expense, net	(10,643)	—	(10,643)
Loss on sale of property and equipment	62	—	62

Total operating expenses	134,833	(12,119)	122,714

Operating loss	(81,338)	(157)	(81,495)
Other income (expense):			—
Interest expense, net	(2,230)	—	(2,230)
Loss on foreign currency translation	(10,580)	(239)	(10,819)
Other income (expense)	(3,760)	37	(3,723)
Gain on bargain purchase	27,865	—	27,865

Total other income (expense)	11,295	(202)	11,093

Loss before income taxes	(70,043)	(359)	(70,402)
Income tax provision	2,993	(601)	2,392

Net loss	$(73,036)	$242	$(72,794)

Net loss per share
Basic	$(0.84)	$—	$(0.84)
Diluted	(0.84)	—	(0.84)
Shares used in computing net loss per share:
Basic	86,770		86,770
Diluted	86,770		86,770

See accompanying Notes.

OCLARO, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS

MARCH 30, 2013

(in thousands, except par value)

	As Reported	Pro Forma Adjustments (2)	Pro Forma Adjustments (3)	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$59,614	$—	$92,000	$151,614
Restricted cash	16,919	—	—	16,919
Short-term investments	3,979	—	—	3,979
Accounts receivable, net, including $2,838 due from related parties at March 30, 2013	106,616	(14,202)	—	92,414
Inventories	133,645	(22,314)	—	111,331
Prepaid expenses and other current assets	28,493	(2,514)	—	25,979

Total current assets	349,266	(39,030)	92,000	402,236

Property and equipment, net	90,731	(14,310)	—	76,421
Other intangible assets, net	36,917	(609)	—	36,308
Goodwill	10,904	—	—	10,904
Other non-current assets	6,652	(1,958)	—	4,694

Total assets	$494,470	$(55,907)	$92,000	$530,563

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, including $1,808 due to related parties at March 30, 2013	$102,415	$(9,259)	$—	$93,156
Accrued expenses and other liabilities	56,583	(6,245)	—	50,338
Capital lease obligations, current	10,218	—	—	10,218
Notes payable	15,611	—	—	15,611
Credit line payable	39,995	—	—	39,995

Total current liabilities	224,822	(15,504)	—	209,318

Deferred gain on sale-leasebacks	10,878	—	—	10,878
Convertible notes payable	23,668	—	—	23,668
Capital lease obligations, non-current	10,677	—	—	10,677
Other non-current liabilities	23,285	(8,427)	—	14,858

Total liabilities	293,330	(23,931)	—	269,399

Commitments and contingencies
Stockholders’ equity:
Preferred stock: 1,000 shares authorized; none issued and outstanding	—	—	—	—
Common stock: $0.01 par value per share; 175,000 shares authorized and 92,641 shares issued and outstanding at March 30, 2013	926	—	—	926
Additional paid-in capital	1,426,834	—	—	1,426,834
Accumulated other comprehensive income	38,990	4,141	—	43,131
Accumulated deficit	(1,265,610)	(36,117)	92,000	(1,209,727)

Total stockholders’ equity	201,140	(31,976)	92,000	261,164

Total liabilities and stockholders’ equity	$494,470	$(55,907)	$92,000	$530,563

See accompanying Notes.

OCLARO, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(1)	Adjustments to eliminate the Business’ revenues and direct expenses from Oclaro’s historical financial results as a result of the disposition.
(2)	Adjustments to eliminate the Business’ assets and liabilities from Oclaro’s historical net assets as a result of the disposition of the Business.
(3)	Adjustments to reflect the other effects of the disposition, including the cash proceeds of $92.0 million received at closing.

(d) Exhibits.

Exhibit No.	Description

2.1*	Share and Asset Purchase Agreement dated as of September 12, 2013, between Oclaro Technology Limited, a company incorporated under the laws of England and Wales, and II-VI Holdings B.V., a Netherland corporation.

10.1	Employment Agreement between the Company and Greg Dougherty dated September 11, 2013.

99.1	Investor presentation issued by the Company on September 16, 2013.

99.2	Press Release issued by the Company on September 12, 2013.

*	Pursuant to Item 601(b)(2) of Regulation S-K, the Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.

Date: September 17, 2013	By:	/s/ Jerry Turin
Jerry Turin
Chief Financial Officer

EXHIBIT LIST

Exhibit No.	Description

2.1*	Share and Asset Purchase Agreement dated as of September 12, 2013, between Oclaro Technology Limited, a company incorporated under the laws of England and Wales, and II-VI Holdings B.V., a Netherland corporation.

10.1	Employment Agreement between the Company and Greg Dougherty dated September 11, 2013.

99.1	Investor presentation issued by the Company on September 16, 2013.

99.2	Press Release issued by the Company on September 12, 2013.

*	Pursuant to Item 601(b)(2) of Regulation S-K, the Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.